UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 EAST DRY CREEK ROAD, CENTENNIAL, COLORADO  80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	ARW	NYSE

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              □

Item 5.02 (c)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2019, the Board of Directors of Arrow Electronics, Inc. (the “Company”) appointed Lily Yan Hughes to act as senior vice president and chief legal officer effective July 1, 2019.

Ms. Hughes previously served as senior vice president, chief legal officer, and corporate secretary of Public Storage, a New York Stock Exchange-listed real estate investment trust (REIT). Prior to joining Public Storage, Ms. Hughes served as vice president and associate general counsel of Ingram Micro, the world’s largest wholesale information technology and mobile devices distributor.

Ms. Hughes succeeds Gregory Tarpinian, and will report to Michael J. Long, chairman, president and chief executive officer.

Item 9.01	Financial Statements and Exhibits

EXHIBITS

99.1 Press release dated July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: July 1, 2019	By:	/s/ Martin T. Hillery
Name: Martin T. Hillery
Title: Assistant Secretary